UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FS INVESTMENT CORPORATION III

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

April 28, 2017

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FS Investment Corporation III (the “Company”) to be held on Wednesday, June 14, 2017 at 2:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (the “Annual Meeting”).

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(i) elect the ten members of the board of directors of the Company named in the enclosed proxy statement to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified; and

(ii) ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

The Company has elected to provide access to its proxy materials to certain of its stockholders over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. On or about April 28, 2017, the Company intends to mail to most of its stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and annual report and how to submit proxies over the Internet. All other stockholders will receive a copy of the proxy statement and annual report by mail. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can elect to receive a printed copy of the proxy statement and annual report. The Company believes that providing its proxy materials over the Internet will expedite stockholders’ receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve resources.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

Your vote and participation in the governance of the Company are very important.

Sincerely yours,

Michael C. Forman

Chairman, President

and Chief Executive Officer

FS INVESTMENT CORPORATION III

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2017

To the Stockholders of FS Investment Corporation III:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation III, a Maryland corporation (the “Company”), will be held at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, on Wednesday, June 14, 2017 at 2:00 p.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect the ten members of the board of directors of the Company named in the enclosed proxy statement to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2016 (the “Annual Report”) are available at www.proxyvote.com.

If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

Vice President, Treasurer and Secretary

April 28, 2017

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION III

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2017

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation III, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., Eastern Time, on Wednesday, June 14, 2017, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about April 28, 2017 to stockholders of record described below and are available at www.proxyvote.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to elect each of the director nominees named herein to the Board to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified (the “Director Proposal”); and

(ii) the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Accountant Proposal”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Articles of Amendment and Restatement of the Company (the “Charter”), one third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies. The persons named as proxies for the Company will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals

Record Date

The Board has fixed the close of business on April 20, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 277,633,377 Shares outstanding.

Required Vote

Director Proposal. Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Plurality voting means that the director nominee with the most votes for a particular seat is elected for that seat. Because all of the directors are running unopposed, all ten directors will be elected as directors. Each Share may be voted for as many individuals as there are director nominees and for whose election the Share is entitled to be voted. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal.

Broker Non-Votes

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes. Because the Director Proposal is a non-routine matter, broker non-votes are not considered votes cast and thus have no effect on the Director Proposal. Because the Accountant Proposal is a routine matter, brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, and therefore, there will not be any broker non-votes with respect to the Accountant Proposal.

Householding

Mailings for multiple stockholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (annual reports, proxy statements, etc.) or other communications for all stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. by telephone at (877) 628-8575 or by mail to FS Investment Corporation III, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105-1594.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 2:00 p.m., Eastern Time, on June 14, 2017.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2016 (the “Annual Report”) are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the proxy statement and Annual Report.

If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, proxy card and Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $10,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Company has made this proxy statement, the Notice of Annual Meeting and the Annual Report available to stockholders on the Internet. Stockholders may (i) access and review the Company’s proxy materials, (ii) authorize their proxies, as described in “Voting” above, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

This proxy statement, the Notice of Annual Meeting and the Annual Report are available at www.proxyvote.com.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Company furnishes proxy materials by e-mail to those stockholders who have elected to receive their proxy materials electronically. While the Company encourages stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by e-mail, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the proxy statement and Annual Report.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of April 20, 2017, the beneficial ownership of the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 20, 2017. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Shares Beneficially Owned as of April 20, 2017
Name and Address of Beneficial Owner(1)	Number of Shares	Total Beneficial Ownership (%)(2)
Interested Directors:
Michael C. Forman(3)	70,645.04	*
David J. Adelman(4)	66,666.67	*
Michael J. Heller(4)	55,363.36	*

Independent Directors:

James W. Brown(4)(5)	2,988.42	*
Brian R. Ford	3,333.33	*
Jeffrey K. Harrow	14,129.00	*
Daniel J. Hilferty III(4)	25,924.25	*
Steven D. Irwin(6)	5,420.85	*
Robert N.C. Nix, III	13,831.13	*
Peter G. Stanley(4)	5,211.50	*

Executive Officers:

Edward T. Gallivan, Jr.(7)	706.46	*
Zachary Klehr	1,766.15	*
Gerald F. Stahlecker(4)	7,064.52	*
Stephen S. Sypherd(4)	4,239.54	*
James F. Volk	—	—

All Directors and Executive Officers as a group (15 persons)	277,290.20	*

*	Less than one percent.
(1)	The address of each of the beneficial owners set forth above is c/o FS Investment Corporation III, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Based on a total of 277,633,377 Shares issued and outstanding on April 20, 2017.
(3)	All Shares held through The 2011 Forman Investment Trust, a trust created by Mr. Forman for the benefit of his minor children.
(4)	All Shares held in a joint account with spouse.
(5)	Appointed to a term that commenced on March 1, 2016.
(6)	All Shares held in an Individual Retirement Account.
(7)	Mr. Gallivan was appointed as our chief financial officer on November 15, 2016 to fill the vacancy resulting from the resignation of Michael Lawson as our chief financial officer effective as of November 15, 2016.

Dollar Range of Equity Securities Beneficially Owned by Directors

The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or Over $100,000. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company, FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation IV, FS Energy and Power Fund, FS Global Credit Opportunities Fund (“FSGCO”), FS Global Credit Opportunities Fund—A (“FSGCO—A”), FS Global Credit Opportunities Fund—D (“FSGCO—D”), FS Global Credit Opportunities Fund—ADV (“FSGCO—ADV”), FS Global Credit Opportunities Fund—T (together with FSGCO, FSGCO—A, FSGCO—D and FSGCO—ADV, the “FSGCO Funds”) and FS Energy Total Return Fund.

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000	Over $100,000
David J. Adelman	Over $100,000	Over $100,000
Michael J. Heller	Over $100,000	Over $100,000

Independent Directors:
James W. Brown	$10,001-$50,000	$10,001-$50,000
Brian R. Ford	$10,001-$50,000	$50,001-$100,000
Jeffrey K. Harrow	Over $100,000	Over $100,000
Daniel J. Hilferty III	Over $100,000	Over $100,000
Steven D. Irwin	$10,001-$50,000	$10,001-$50,000
Robert N.C. Nix, III	Over $100,000	Over $100,000
Peter G. Stanley	$10,001-$50,000	$10,001-$50,000

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)	The dollar range of equity securities of FS Investment Corporation beneficially owned by directors of the Company, if applicable, is calculated by multiplying the closing price of the Shares as reported on the New York Stock Exchange, LLC (“NYSE”) on April 27, 2017, times the number of Shares beneficially owned. The dollar range of equity securities of the other funds in the Fund Complex is calculated in accordance with the applicable account statement rules of The Financial Industry Regulatory Authority, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to such persons were timely filed.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

At the Annual Meeting, stockholders of the Company are being asked to consider the election of the ten directors of the Company named below Pursuant to the Company’s Amended and Restated Bylaws, the number of directors on the Board may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, or greater than twelve. Directors of the Company are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board is currently comprised of ten directors. Each director nominee named below has been nominated for election by the Board to serve a one-year term until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board’s Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unwilling or unable to serve.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or FSIC III Advisor, LLC, the Company’s investment adviser (“FSIC III Advisor”), and are “independent” as defined by Rule 303A.00 in the NYSE Listed Company Manual. These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board who are not Independent Directors are referred to as interested directors (the “Interested Directors”).

The Board is currently comprised of ten directors, seven of whom are Independent Directors. The Board has determined that the following director nominees are Independent Directors: Messrs. Brown, Ford, Harrow, Hilferty, Irwin, Nix and Stanley. Based upon information requested from each director nominee concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Director nominees has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director nominee and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director nominee’s biographical information, as disclosed below.

The following tables set forth certain information regarding the Independent Director nominees and Interested Director nominees.

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
James W. Brown Age: 65 Director	Since March 2016

Mr. Brown served as the Chief of Staff to United States Senator Robert P. Casey, Jr. from January 2007 to February 2016. Before joining Senator Casey’s staff, Mr. Brown was a founding partner of SCP Private Equity Partners from 1996 to 2006 and a managing director of CIP Capital, a private equity firm, from 1994 to 2006. Mr. Brown also served as a partner at the law firm Dilworth Paxson LLP from 1985 to 1987. He has served as a director of a number of companies, both public and privately held, and was chairman of the board of directors of TMG Health, Inc. from 1998 to 2006 and chairman of the board of directors of AirNet Communications Corporation from 1999 to 2005. He was a trustee of the Pennsylvania State Employees’ Retirement System from 1993 to 1997, a trustee/designee of the Pennsylvania Public School Employees’ Retirement System from 1991 to 1994, a chairman of the Finance Committee of the Pennsylvania Housing Finance Agency from 1992 to 1994, and the Chief of Staff to Pennsylvania Governor Robert P. Casey from 1989 to 1994.

Throughout his career, Mr. Brown has also had a strong interest in education especially for disadvantaged children. He was a trustee of the Gesu School (a grade school in North Philadelphia) from 1995 to 2006, a founding trustee of the Young Scholars Charter School from 2000 to 2006, also in North Philadelphia, chairman of the board of directors of the Pennsylvania State System of Higher Education Foundation from 2005 to 2006 and a trustee of Immaculata University from 2004 to 2006. He taught as an adjunct professor in Villanova University’s undergraduate Honors Program from 1991 to 2005 and was appointed to become a member of the board of managers of the Milton Hershey School and the board of directors of the Hershey Trust Company in February 2016.

Mr. Brown received a B.A. from Villanova University and his J.D. from the University of Virginia School of Law.

His extensive service in both the public and private sector has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Brian R. Ford Age: 68 Director	Since 2013

Mr. Ford retired as a partner of Ernst & Young LLP, a multinational professional services firm, in July 2008, where he was employed since 1971. Mr. Ford currently serves on the board of various public companies, including GulfMark Offshore, Inc. (“GulfMark”), a global provider of marine transportation, since March 2009. He also has served as the chairman of the audit committee of GulfMark since March 2011. Mr. Ford has also served on the board of NRG Yield, Inc. (“NRG”) which invests in contracted renewable and conventional generation and thermal infrastructure assets, since July 2013, has served on its audit committee, compensation committee and corporate governance and conflicts and nominating committee since July 2013 and has served as the chairman of its audit committee since January 2016. He has also served on the board of AmeriGas Propane, Inc., a propane company, since November 2013, and has served as a member of its audit committee and corporate governance committee since November 2013. Mr. Ford serves as a member of the board of trustees of FS Energy Total Return Fund and as a member of the nominating and corporate governance committee and the chairman of the audit committee of FS Energy Total Return Fund and has presided in such roles since November 2016, February 2017 and February 2017, respectively. Mr. Ford was previously the chief executive officer of Washington Philadelphia Partners, LP, a real estate investment company, from July 2008 to April 2010. He also has served on the boards of Drexel University and Drexel University College of Medicine since March 2004 and March 2009, respectively. Mr. Ford received his B.S. in Economics from Rutgers University. He is a Certified Public Accountant.

Mr. Ford’s extensive financial accounting experience and service on the boards of public companies, in the opinion of the Board, provides him with insight which is beneficial to the Company.

			Two	GulfMark Offshore, Inc.; NRG Yield, Inc.; and AmeriGas Propane, Inc.

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 60 Lead Independent Director	Since 2014

Mr. Harrow has been chairman of Sparks Marketing Group, Inc. (“Sparks”) since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as president and chief executive officer of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the president, chief executive officer and a director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a board member of Sparks, Mr. Harrow serves as a member of the board of directors of FS Investment Corporation and as the chairman of FS Investment Corporation’s nominating and corporate governance committee, and has presided in such roles since September 2010 and September 2013. Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies and Ovation Travel Group and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his B.B.A. in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	None

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Daniel J. Hilferty III Age: 60 Director	Since 2014

Mr. Hilferty is the president and chief executive officer of Independence Blue Cross, a health insurer, and has presided in such capacity since December 2010. He previously served as the president of Independence Blue Cross’ health markets division from December 2009 to December 2010 and as the president and chief executive officer of AmeriHealth Mercy Family of Companies (now AmeriHealth Caritas), a managed-care company, from March 1996 to December 2009. Mr. Hilferty also currently serves on the boards of various private organizations, including as a member and vice chairman of the board of trustees of Saint Joseph’s University since June 2007 and June 2010, respectively, and as a member of the board of directors and chairman of the health policy and advocacy committee of Blue Cross Blue Shield Association since December 2010 and December 2013, respectively. Mr. Hilferty graduated from the American University Graduate School for Government and Public Administration with a Master’s in Public Administration and received his B.S. in Accounting at Saint Joseph’s University.

Mr. Hilferty’s extensive leadership experience provides him, in the opinion of the Board, with attributes that would be beneficial to the Company.

			One	None

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Steven D. Irwin Age: 57 Director	Since 2013

Mr. Irwin currently serves as a partner of the law firm Leech Tishman Fuscaldo & Lampl, LLC (“Leech Tishman”) and has been with Leech Tishman since September 2001. Mr. Irwin has served as the chairman of its government relations practice group since January 2003, and previously served as a member of its management committee from 2001 to January 2012 and as the chairman of its employment practice group from September 2001 to December 2011. He also has served as a commissioner of banking and securities for the Pennsylvania Department of Banking and Securities (previously the Pennsylvania Securities Commission) from August 2012 to March 2014, which regulates financial services providers, and from March 2014 to November 2015 served as special advisor to the secretary. From October 2006 to August 2012, he served as a commissioner for the Pennsylvania Securities Commission. Mr. Irwin served as the president-elect and as a member of the board of directors of the North American Securities Administrators Association, an association organized to provide investor protection, from September 2010 to October 2013. He also served as a Trustee of the Investor Protection Trust from November 2013 through November 2015. Mr. Irwin has served as the Treasurer and Secretary of the Pittsburgh Regional Health Initiative since November 2016, as a member of the board of trustees of the Jewish Healthcare Foundation since December 2013 and as the president and member of the executive committee of Big Brothers Big Sisters of Greater Pittsburgh since 1995. Mr. Irwin received his J.D. from Georgetown University Law Center and received his A.B. in Government from Harvard University.

Mr. Irwin has substantial experience serving in a leadership capacity with respect to securities regulation and providing legal services. Mr. Irwin’s experience, in the opinion of the Board, has provided him with insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTOR NOMINEES
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Robert N.C. Nix, III Age: 62 Director	Since 2013

Mr. Nix is currently of counsel at Obermayer Rebmann Maxwell & Hippel LLP and has served in such capacity since 2005, and is the founder and owner of Pleasant News, Inc., a service provider of retail, news and gift and specialty retail services, food operations and management consulting services, and has served in such capacity since 1995. In addition to these positions, Mr. Nix currently serves on the board of NHS Corporation, a human services provider, and has presided in such role since 1985, and has served on its succession committee since 2013. He has also served on the City of Philadelphia’s Board of Revision of Taxes since 1988 and has served as its secretary since 1993. Mr. Nix also currently serves on the boards of Parkside Recovery, the Fairmount Park Conservancy and the Schuylkill River Development Corporation, and has presided in such roles since 1987, 2003 and 2006, respectively.

Mr. Nix received his J.D. from the Nova Law Center and received his B.S. in Economics from the University of Pennsylvania.

The Board determined that Mr. Nix’s extensive service on the boards of various companies has provided him with experience that would be beneficial to the Company.

			One	None
Peter G. Stanley Age: 75 Director	Since 2014

Mr. Stanley is the chairman of the board of directors of Emerging Growth Equities, Ltd., an investment banking firm, and has presided in such capacity since January 2005. Mr. Stanley also serves as a director of J&J Snack Foods Corp., a food and beverage manufacturing and distributing company, and has presided in such role since 1983. He has also served as the chairman of the audit committee and as a member of the compensation committee of J&J Snack Foods Corp. Mr. Stanley previously served as Emerging Growth Equities, Ltd.’s vice chairman of the board from 1999 to 2005. He is also a member of the First Troop Philadelphia City Cavalry, a private military organization and is a trustee emeritus of Camp Tecumseh, a non-profit boys’ camp. Mr. Stanley served in the United States Army National Guard. Mr. Stanley is a graduate of Stonier Graduate School of Banking and received his B.A. in Economics from Dickinson College.

Mr. Stanley has extensive experience with public and private companies. His experience with these companies has provided him, in the opinion of the Board, with insight which is beneficial to the Company.

			One	J&J Snack Foods Corp.

INTERESTED DIRECTOR NOMINEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 56 Chairman of the Board, President and Chief Executive Officer	Since 2013

Mr. Forman has served as the Company’s chairman, president and chief executive officer since its inception and as the chairman and chief executive officer of FSIC III Advisor since its inception. Mr. Forman also currently serves as chairman, president and chief executive officer of FB Income Advisor, LLC, FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, the FSGCO Funds, FS Global Advisor, LLC, FS Investment Corporation IV, FSIC IV Advisor, LLC, FS Energy Total Return Fund and FS Energy Advisor, LLC. Mr. Forman also currently serves as chairman and chief executive officer of FS Investment Corporation.

In 2005, Mr. Forman cofounded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman cofounded Franklin Square Holdings, L.P., which does business as FS Investments (“FS Investments”).

Prior to cofounding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the corporate and securities department at the Philadelphia based law firm of Klehr Harrison Harvey Branzburg LLP (“Klehr Harrison”), where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. Mr. Forman is also a member of a number of civic and charitable boards, including The Franklin Institute (executive committee member), Vetri Community Partnership (chairman), The Barnes Foundation (corporate leadership board member), the Children’s Hospital of Philadelphia (corporate council member) and the Center City District Foundation. Mr. Forman serves as the co-chair of the capital campaign for The Philadelphia School. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FSIC III Advisor, which serves as the Company’s investment adviser. The Board believes Mr. Forman’s experience and his positions as the Company’s and FSIC III Advisor’s chief executive officer make him a significant asset to the Company.

			Eleven	None

INTERESTED DIRECTOR NOMINEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 45 Director	Since 2013

Mr. Adelman has served as the Company’s vice-chairman since its inception in June 2013 and as the vice-chairman of FSIC III Advisor since its inception in October 2013. Mr. Adelman also currently serves as the vice-chairman of FS Investment Corporation, FB Income Advisor, LLC, FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—ADV, FS Global Advisor, LLC, FS Investment Corporation IV FSIC IV Advisor, LLC, FS Energy Total Return Fund and FS Energy Advisor, LLC, and has presided in such role since the later of October 2007 or such entity’s inception date.

Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. (“Campus Apartments”) since 1997. Campus Apartments develops, manages, designs, and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States.

In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has been the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of Actua Corporation (formerly ICG Group, Inc.) since June 2011 and member of the National Multifamily Housing Council (NMHC) and the Young Presidents’ Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

			Eleven	Actua Corporation

INTERESTED DIRECTOR NOMINEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 45 Director (continued)	Since 2013	Mr. Adelman serves as vice-chairman of FSIC III Advisor and, together with Mr. Forman, is responsible for implementing the Company’s investment strategy. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as president and chief executive officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations. These varied activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

INTERESTED DIRECTOR NOMINEES(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Heller Age: 52 Director	Since 2014

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, P.C., where he currently serves as the firm’s chief executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O’Connor, P.C. from October 2011 to December 2013. He also currently serves on the board of trustees of FS Energy and Power Fund and the board of directors of FS Investment Corporation and FS Investment Corporation II and has presided in such roles since September 2010, May 2008 and February 2012, respectively. He previously served as the chairman of FS Energy and Power Fund’s nominating and corporate governance committee from April 2011 through September 2013 and has served as a member of its valuation committee since April 2011. Mr. Heller also serves as a member of FS Investment Corporation’s valuation committee and has presided in that role since December 2008. He is also chairman of FS Investment Corporation II’s nominating and corporate governance committee and serves as a member of its valuation committee and has presided in such roles since February 2012 and September 2013, respectively. Mr. Heller is a corporate and securities lawyer whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the president and chief executive officer of Cozen O’Connor, P.C., Mr. Heller was the chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O’Connor, P.C.’s Business Law Department from 2002 until January 2007. He is also an officer of FGH Partners, LLC (a private investor). Mr. Heller has also served on the Board of ESF Inc. since December 2016 and previously served as a Board member of Ben Franklin Technology Partners from June 2006 through December 2016.

Mr. Heller has been a member of the board of directors of Beachbody, LLC since November 2012. In addition, Mr. Heller has been a member of the boards of directors of Cozen O’Connor, P.C. and Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital since January 2007, May 2004 and July 2012, respectively. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif. Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Four	None

†	Includes directorships held in (1) any investment company registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act, in each case, other than with respect to companies in the Fund Complex.
(1)	The address for each director is c/o FS Investment Corporation III, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Directors serve for a one-year term until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FSIC III Advisor. Mr. Heller is an “interested person” because of a material professional relationship he has with Mr. Forman.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis, as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Company’s investment valuation process through the Board’s Valuation Committee that operates pursuant to authority assigned to it by the Board; (5) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, investment sub-adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the President and Chief Executive Officer of the Company and Chairman of the Board. The Board believes that Mr. Forman, as co-founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Charter, as well as regulations governing business development companies (“BDCs”) generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

While the Company currently does not have a policy mandating a lead Independent Director, the Board believes that having an Independent Director fill the lead director role is appropriate. On March 7, 2017, the Board appointed Mr. Harrow as lead Independent Director. The lead Independent Director, among other things, works with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer and otherwise consults with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

The Board has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is subject as a BDC.

Board Meetings and Attendance

The Board met 20 times during the fiscal year ended December 31, 2016, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2016, with the exception of Messrs. Heller and Hilferty. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. None of the directors attended the Company’s 2016 annual meeting of stockholders.

Committees of the Board

The Board has established three standing committees of the Board, which consist of an Audit Committee, a Valuation Committee and a Nominating and Corporate Governance Committee.

The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable BDCs. The Board may also engage compensation consultants from time-to-time, following consideration of certain factors related to such consultants’ independence.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Ford (Chairman), Nix and Stanley, each an Independent Director. The Board has determined that Mr. Ford is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor) and reviewing the independence of the Company’s independent accountants. The Audit Committee held seven meetings during the fiscal year ended December 31, 2016. Each member of the Audit Committee attended all of the meetings held during the fiscal year ended December 31, 2016. The Audit Committee charter can be accessed on the Company’s website at www.fsinvestments.com/support/articles/corporate-governance-fsiciii by clicking on “Corporate Governance” on the bottom of the Company web page.

Valuation Committee

The Board has established a Valuation Committee that operates pursuant to a charter and the authority assigned to it by the Board and consists of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Harrow (Chairman), Heller, Irwin and Stanley. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on matters relating to the valuation of the Company’s investments. The Valuation Committee held four meetings during the fiscal year ended December 31, 2016. Each member of the Valuation Committee attended all of the meetings held during the fiscal year ended December 31, 2016.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Irwin (Chairman), Hilferty and Nix. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of director nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2016. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2016 fiscal year attended at least 75% of the meetings to which they were invited with the exception of Mr. Hilferty.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules promulgated by the SEC. Each of the director nominees was approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the Company in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter can be accessed on the Company’s website at www.fsinvestments.com/support/articles/corporate-governance-fsiciii by clicking on “Corporate Governance” at the bottom of the Company webpage.

Communications Between Interested Parties and the Board

The Board welcomes communications from interested parties. Interested parties may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation III, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company. Each executive officer holds his office until his successor is chosen and qualified, or until his earlier resignation or removal.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years
Zachary Klehr Age: 38 Executive Vice President	Since 2013

Mr. Klehr has served as the Company’s executive vice president since its inception in June 2013. Mr. Klehr also currently serves as executive vice president of FS Investment Corporation, FS Energy and Power Fund, FS Investment Corporation II, FS Global Credit Opportunities Fund, the FSGCOF Offered Funds, FS Investment Corporation IV and FS Energy Total Return Fund. Mr. Klehr has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining FS Investments, Mr. Klehr served as a vice president at Versa Capital Management, or Versa, a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and served on the board of trustees of The Philadelphia School where he was a member of the executive, governance, advancement, finance and investment committees.

Edward T. Gallivan, Jr. Age: 54 Chief Financial Officer	Since 2016

Mr. Gallivan has served as the Company’s chief financial officer since November 2016 and as chief financial officer of FS Investment Corporation IV, FS Energy and Power Fund and FS Energy Total Return Fund. He previously served as the Company’s chief financial officer from June 2013 to December 2014. Previously, Mr. Gallivan was a director at BlackRock, Inc. from 2005 to October 2012, where he was head of financial reporting for over 350 mutual funds. From 1988 to 2005, Mr. Gallivan worked at State Street Research & Management Company, where he served as the assistant treasurer of mutual funds. Mr. Gallivan began his career as an auditor at the global accounting firm, PricewaterhouseCoopers LLP, where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) degree at Stonehill College in Massachusetts.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Gerald F. Stahlecker Age: 51 Executive Vice President	Since 2013

Mr. Stahlecker has served as the Company’s executive vice president since its inception in June 2013 and has served as executive vice president of FSIC III Advisor and FS Investments since October 2013 and January 2010, respectively. Mr. Stahlecker also serves as executive vice president of FB Income Advisor, LLC, FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Global Credit Opportunities Fund, the FSGCOF Offered Funds, FS Global Advisor, LLC, FS Investment Corporation IV and FSIC IV Advisor, LLC. Mr. Stahlecker has also served as president of FS Investment Corporation since April 2013 and previously served as its executive vice president from March 2010 to April 2013. Mr. Stahlecker was an independent director of FS Investment Corporation and served as a member of the audit committee and as chairman of the valuation committee from FS Investment Corporation’s inception in December 2007 to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Income Advisor, LLC and FS Investments. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P., or Radcliffe, a SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as managing director and chief operating officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P., or Rose Glen, a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr Harrison, where he practiced corporate and securities law. While at Klehr Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an editor of the Villanova University Environmental Law Journal. Mr. Stahlecker is a member of the board of directors of the Greater Philadelphia Chamber of Commerce. Mr. Stahlecker previously served on the board of directors of the Investment Program Association, an industry trade group, and on the board of trustees of The Philadelphia School where he served as a member of its advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Stephen S. Sypherd Age: 40 Vice President, Treasurer and Secretary	Since 2013

Mr. Sypherd has served as the Company’s vice president, treasurer and secretary since its inception in June 2013. Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Investment Corporation, FS Energy and Power Fund, FS Investment Corporation II, FS Global Credit Opportunities Fund, the FSGCOF Offered Funds, FS Investment Corporation IV and FS Energy Total Return Fund. Mr. Sypherd has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of FS Investments. Prior to joining FS Investments, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts (and on the advancement and governance committees of that board).

James F. Volk Age: 54 Chief Compliance Officer	Since 2015	Mr. Volk has served as the Company’s chief compliance officer since April 2015. Mr. Volk also serves as the chief compliance officer of FS Investment Corporation, FS Investment Corporation II, FS Energy and Power Fund, FS Global Credit Opportunities Fund, the FSGCOF Offered Funds, FS Investment Corporation IV and FS Energy Total Return Fund. He is responsible for all compliance and regulatory issues affecting us and such funds. Before joining FS Investments in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI Investment Company’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting.

(1)	The address for each executive officer is c/o FS Investment Corporation III, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics (as amended and restated, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and Chief Financial Officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed on the Company’s website at www.fsinvestments.com/support/articles/corporate-governance-fsiciii by clicking on “Corporate Governance” at the bottom of the Company webpage. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. Stockholders may also obtain a copy of the Code of Business Conduct and Ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business are provided by individuals who are employees of FSIC III Advisor or its affiliates or by individuals who were contracted by FSIC III Advisor, the Company or their respective affiliates to work on behalf of the Company. Each of the Company’s executive officers is an employee of FSIC III Advisor or its affiliates, and the day-to-day investment operations and administration of the Company’s portfolio are managed by

FSIC III Advisor. In addition, the Company reimburses FSIC III Advisor for expenses necessary to perform services related to the Company’s administration and operations, including FSIC III Advisor’s allocable portion of the compensation and related expenses of certain personnel of FS Investments providing administrative services to the Company on behalf of FSIC III Advisor in accordance with the amended and restated investment advisory and administrative services agreement, dated as of August 6, 2014, by and between the Company and FSIC III Advisor (the “investment advisory and administrative services agreement”).

Director Compensation

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FSIC III Advisor.

Directors who do not also serve in an executive officer capacity for the Company or FSIC III Advisor are entitled to receive annual cash retainer fees, fees for participating in quarterly Board and Board committee meetings and certain other Board and Board committee meetings and annual fees for serving as a committee chairperson, determined based on the Company’s net assets as of the end of each fiscal quarter. These directors are Messrs. Brown, Ford, Harrow, Heller, Hilferty, Irwin, Nix and Stanley. Mr. Harrow also receives an annual retainer for his service as lead Independent Director. Amounts payable under the director fees arrangement are determined and paid quarterly in arrears as follows:

Net Assets	Annual Cash Retainer Fee	Annual Lead Independent Director Retainer	Board Meeting Fees	Annual Committee Chair Cash Retainer Fees		Committee Meeting Fees
				Audit/Valuation	Nominating and Corporate Governance
$500 million to $1 billion	$60,000	$25,000	$2,500	$15,000	$12,500	$1,000
> $1 billion	$100,000	$25,000	$2,500	$20,000	$15,000	$1,000

As of December 31, 2016, the Company’s total net assets were approximately $2.3 billion. The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person Board committee meeting not held concurrently with a Board meeting.

The table below sets forth the compensation received by each director from (i) the Company and (ii) all of the companies in the Fund Complex, including the Company, in the aggregate, in each case, for service during the fiscal year ended December 31, 2016:

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
Michael C. Forman	—	—	—
David J. Adelman	—	—	—
Michael J. Heller	$114,000	$114,000	$481,500
James W. Brown(2)	$112,500	$112,500	$112,500
Brian R. Ford	$138,500	$138,500	$138,500
Jeffrey K. Harrow	$136,500	$136,500	$267,000
Daniel J. Hilferty III	$111,000	$111,000	$111,000
Steven D. Irwin	$134,500	$134,500	$134,500
Robert N.C. Nix, III	$121,500	$121,500	$121,500
Peter G. Stanley	$122,500	$122,500	$122,500

(1)

The Company, FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation IV, FS Energy and Power Fund, the FSGCO Funds and FS Energy Total Return Fund are part of the Fund Complex. Messrs. Adelman, Forman, Harrow and Heller serve on the board of directors of FS Investment Corporation. Messrs. Adelman, Forman and Heller serve on the board of trustees of FS Energy and Power

Fund and the board of directors of FS Investment Corporation II. Messrs. Adelman and Forman serve on the boards of trustees of the FSGCO Funds. Messrs. Adelman, Forman and Ford serve on the board of trustees of FS Energy Total Return Fund.
(2)	Appointed to a term that commenced on March 1, 2016.

Certain Relationships and Related Party Transactions (dollar amounts in thousands, excluding per share amounts, unless otherwise noted)

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company’s Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event (which could include (1) a listing of the Company’s Shares on a national securities exchange, (2) the sale of all or substantially all of the Company’s assets either on a complete portfolio basis or individually followed by a liquidation or (3) a merger or another transaction approved by the Board in which the Company’s stockholders likely will receive cash or shares of a publicly-traded company), all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

Compensation of the Investment Adviser and Dealer Manager

Pursuant to the investment advisory and administrative services agreement, FSIC III Advisor is entitled to an annual base management fee of 2.0% of the average weekly value of the Company’s gross assets (equal to the total assets set forth on the Company’s consolidated financial statements) and an incentive fee based on the Company’s performance. Pursuant to an investment sub-advisory agreement, dated January 2, 2014, between FSIC III Advisor and GSO / Blackstone Debt Funds Management LLC (“GDFM”), GDFM will receive 50% of all management and incentive fees payable to FSIC III Advisor under the investment advisory and administrative services agreement with respect to each year. The Company commenced accruing fees under the investment advisory and administrative services agreement on April 2, 2014, upon commencement of the Company’s investment operations. Management fees are paid on a quarterly basis in arrears. Effective February 3, 2017, FSIC III Advisor contractually agreed to permanently waive 0.25% of its base management fee to which it is entitled under the investment advisory and administrative services agreement, so that the fee received equals 1.75% of the average weekly value of the Company’s gross assets.

The incentive fee consists of two parts. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears, equals 20.0% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.875% per quarter, or an annualized hurdle rate of 7.5%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of Shares (including proceeds from its distribution reinvestment plan) reduced for amounts paid for share repurchases pursuant to the Company’s share repurchase program. As a result, FSIC III Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.875%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FSIC III Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.34375%, or 9.375% annually, of adjusted capital. This “catch-up” feature allows FSIC III Advisor to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, FSIC III Advisor will be entitled to receive 20.0% of the Company’s pre-incentive fee net investment income.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory and administrative services agreement). This fee equals 20.0% of the Company’s incentive fee capital gains (i.e., the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis), less the aggregate amount of any previously paid capital gains incentive fees. The Company accrues for the capital gains incentive fee, which, if earned, is paid annually. The Company accrues the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of the investment advisory and administrative services agreement, the fee payable to FSIC III Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized.

The Company reimburses FSIC III Advisor and GDFM for expenses necessary to perform services related to the Company’s administration and operations, including FSIC III Advisor’s allocable portion of the compensation and related expenses of certain personnel of FS Investments, the Company’s sponsor and an affiliate of FSIC III Advisor, providing administrative services to the Company on behalf of FSIC III Advisor. The amount of this reimbursement for FSIC III Advisor is set at the lesser of (1) FSIC III Advisor’s actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. FSIC III Advisor allocates the cost of such services to the Company based on factors such as assets, revenues, time allocations and/or other reasonable metrics. The Board reviews the methodology employed in determining how the expenses are allocated to the Company and the proposed allocation of administrative expenses among the Company and certain affiliates of FSIC III Advisor. The Board then assesses the reasonableness of such reimbursements for expenses allocated to the Company based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third- party service providers known to be available. In addition, the Company’s board of directors considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FSIC III Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs. The Company does not reimburse FSIC III Advisor for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of FSIC III Advisor.

Under the investment advisory and administrative services agreement, the Company, either directly or through reimbursement to FSIC III Advisor or its affiliates, is responsible for its organization and offering costs in an amount up to 1.5% of gross proceeds raised in the Company’s continuous public offering. Organization and offering costs primarily include legal, accounting, printing and other expenses relating to the Company’s continuous public offering, including costs associated with technology integration between the Company’s systems and those of its selected broker-dealers, marketing expenses, salaries and direct expenses of FSIC III Advisor’s personnel, employees of its affiliates and others while engaged in registering and marketing the Shares, which includes the development of marketing materials and presentations, training and educational meetings, and generally coordinating the marketing process for the Company.

Prior to satisfaction of the minimum offering requirement and for a period of time thereafter, FS Investments funded certain of the Company’s organization and offering costs. Following this period, the Company has paid certain of its organization and offering costs directly and reimbursed FSIC III Advisor for offering costs incurred by FSIC III Advisor on the Company’s behalf, including marketing expenses, salaries and other direct expenses of FSIC III Advisor’s personnel and employees of its affiliates while engaged in registering and marketing the Shares. Organization and offering costs funded directly by FS Investments were recorded by the Company as a contribution to capital. The offering costs were offset against capital in excess of par value on the consolidated financial statements and the organization costs were charged to expense as incurred by the Company. All other offering costs, including costs incurred directly by the Company, amounts reimbursed to FSIC III Advisor for ongoing offering costs and any reimbursements paid to FS Investments for organization and offering costs previously funded, are recorded as a reduction of capital. Commencing January 1, 2016, offering costs incurred by the Company are deferred and amortized to expense over twelve months.

Since June 7, 2013 (Inception) through December 31, 2014, FS Investments funded $3,801 in organization and offering costs, all of which were reimbursed during the period from April 2, 2014 (Commencement of Operations) through December 31, 2014. The reimbursements were recorded as a reduction of capital. During the year ended December 31, 2016, FS Investments did not fund any of the Company’s organization and offering costs. As of December 31, 2016, no amounts remain reimbursable to FSIC III Advisor and its affiliates under this arrangement.

Pursuant to the Company’s investment advisory and administrative services agreement, FSIC III Advisor and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with FSIC III Advisor will not be liable to the Company for its acts under its investment advisory and administrative services agreement, absent willful misfeasance, bad faith or gross negligence in the performance of their duties. The Company has agreed to indemnify, defend and protect FSIC III Advisor and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with FSIC III Advisor with respect to all damages, liabilities, costs and expenses resulting from acts of FSIC III Advisor not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties under the Company’s investment advisory and administrative services agreement. These protections may lead FSIC III Advisor to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.

The dealer manager for the Company’s continuous public offering is FS Investment Solutions, LLC (“FS Investment Solutions”), which is one of the Company’s affiliates. Prior to the closing of the Company’s continuous public offering to the independent broker-dealer channel in February 2016 (the “IBD Channel closing”), the dealer manager was entitled under the dealer manager agreement, dated as of December 20, 2013, by and among the Company, FSIC III Advisor and FS Investment Solutions, or the dealer manager agreement, to receive selling commissions and dealer manager fees in connection with the sale of Shares in the Company’s continuous public offering, all or a portion of which could be re-allowed to selected broker-dealers. Following the IBD Channel closing, the dealer manager has waived its right to receive any selling commissions or dealer manager fees in connection with Shares sold pursuant to the Company’s continuous public offering and, as a result, no selling commissions or dealer manager fees will be paid to the dealer manager from that date forward.

The following table describes the fees and expenses the Company accrued under the investment advisory and administrative services agreement and the dealer manager fees FS Investment Solutions received under the dealer manager agreement during the years ended December 31, 2016 and 2015:

Related Party	Source Agreement	Description	Year Ended December 31,
			2016	2015
FSIC III Advisor	Investment Advisory and Administrative Services Agreement	Base Management Fee(1)	$67,573	$39,493
FSIC III Advisor	Investment Advisory and Administrative Services Agreement	Subordinated Incentive Fee on Income(2)	$39,754	$20,222
FSIC III Advisor	Investment Advisory and Administrative Services Agreement	Administrative Services Expenses(3)	$2,922	$2,045
FSIC III Advisor	Investment Advisory and Administrative Services Agreement	Offering Costs(4)	$1,521	$3,504
FS Investment Solutions	Dealer Manager Agreement	Dealer Manager Fee(5)	$1,961	$22,411

(1)	During the years ended December 31, 2016 and 2015, $0 and $598, respectively, in base management fees were applied to offset the liability of FS Investments under the expense reimbursement agreement (see “—Expense Reimbursement” below) and $63,761 and $28,648, respectively, in net base management fees were paid to FSIC III Advisor. As of December 31, 2016, $17,823 in base management fees were payable to FSIC III Advisor.
(2)	During the years ended December 31, 2016 and 2015, $39,256 and $8,397, respectively, of subordinated incentive fees on income were paid to FSIC III Advisor. As of December 31, 2016, a subordinated incentive fee on income of $12,323 was payable to FSIC III Advisor.

(3)	During the years ended December 31, 2016 and 2015, $2,766 and $1,875, respectively, of the accrued administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Company by FSIC III Advisor and the remainder related to other reimbursable expenses. The Company paid $3,045 and $1,493 in administrative services expenses to FSIC III Advisor during the years ended December 31, 2016 and 2015, respectively.
(4)	During the years ended December 31, 2016 and 2015, the Company incurred offering costs of $2,250 and $6,200, respectively, of which $1,521 and $3,504, respectively, generally related to the reimbursement of marketing expenses, salaries and direct expenses of FSIC III Advisor’s employees and employees of its affiliates while engaged in registering and marketing the Company’s Shares. See note 2 of the Company’s consolidated financial statements included in the Annual Report for a discussion regarding the Company’s change in the accounting treatment of offering costs.
(5)	Represents aggregate dealer manager fees retained by FS Investment Solutions and not re-allowed to selected broker-dealers. Following the IBD Channel closing, the dealer manager has waived its right to receive any selling commissions or dealer manager fees in connection with Shares sold pursuant to the Company’s continuous public offering. The fees reflected for the year ended December 31, 2016 represent fees retained by FS Investment Solutions prior to the IBD Channel closing in February 2016.

Expense Reimbursement

Pursuant to the expense support and conditional reimbursement agreement, dated as of December 20, 2013, by and between FS Investments and the Company, or the expense reimbursement agreement, FS Investments has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company’s distributions to stockholders will be paid from its offering proceeds or borrowings. However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company’s distributions to stockholders may also be deemed to constitute a return of capital to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to stockholders. Under those circumstances, FS Investments will not reimburse the Company for the portion of such distributions to stockholders that represent a return of capital, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to stockholders.

Under the expense reimbursement agreement, FS Investments will reimburse the Company for expenses in an amount equal to the difference between the Company’s cumulative distributions paid to its stockholders in each quarter, less the sum of the Company’s net investment company taxable income, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment company taxable income or net capital gains) in each quarter.

Pursuant to the expense reimbursement agreement, the Company has a conditional obligation to reimburse FS Investments for any amounts funded by FS Investments under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which FS Investments funded such amount, the sum of the Company’s net investment company taxable income, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment company taxable income or net capital gains) exceeds the regular cash distributions paid by the Company to its stockholders; provided, however, that (i) the Company will only reimburse FS Investments for expense support payments made by FS Investments with respect to any calendar quarter to the extent that the payment of such reimbursement (together with any other reimbursement paid during such fiscal year) does not cause “other operating expenses” (as defined below) (on an annualized basis and net of any expense support payments received by the Company during such fiscal year) to exceed the lesser of (A) 1.75% of the Company’s average net assets attributable to Shares for the fiscal year-to-date period after taking such payments into account and (B) the percentage of the Company’s average net assets attributable to Shares represented by “other operating expenses” during the fiscal year in which such expense support payment from FS Investments was made (provided, however, that this clause (B) shall not apply to any reimbursement payment which relates to an expense support payment from FS Investments made during the same fiscal year) and (ii) the Company will not reimburse FS Investments for expense support payments made by FS Investments for any calendar quarter if the annualized rate of regular cash distributions declared by the Company at the time of such reimbursement payment is less than the annualized rate of regular cash distributions declared by the Company at the time FS Investments made the expense support payment to which such reimbursement payment relates. The Company is not obligated to pay interest on the reimbursements it is required to make to FS Investments under the expense reimbursement agreement. “Other operating expenses” means the Company’s total “operating expenses” (defined below), excluding base management fees, incentive fees, offering and organization expenses, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses. “Operating expenses” means all operating costs and expenses incurred, as determined in accordance with U.S. generally accepted accounting principles for investment companies.

The Company or FS Investments may terminate the expense reimbursement agreement at any time. FS Investments has indicated that it expects to continue such reimbursements until it deems that the Company has achieved economies of scale sufficient to ensure that it bears a reasonable level of expenses in relation to its income. The specific amount of expenses reimbursed by FS Investments, if any, will be determined at the end of each quarter. Upon termination of the expense reimbursement agreement by FS Investments, FS Investments will be required to fund any amounts accrued thereunder as of the date of termination. Similarly, the Company’s conditional obligation to reimburse FS Investments pursuant to the terms of the expense reimbursement agreement shall survive the termination of such agreement by either party.

As of December 31, 2015, there were no reimbursements payable to the Company from FS Investments. During the year ended December 31, 2016, the Company did not accrue any amounts for expense reimbursements that FS Investments has agreed to pay. During the year ended December 31, 2016, the Company did not receive any cash reimbursements from FS Investments. As of December 31, 2016, the Company had no reimbursements due from FS Investments.

As discussed above, under the expense reimbursement agreement, amounts reimbursed to the Company by FS Investments may become subject to repayment by the Company in the future. During the year ended December 31, 2016, the Company paid $218 in expense recoupments to FS Investments. As of December 31, 2016, the Company did not have expense recoupments due to FS Investments and no further amounts remain subject to repayment by the Company to FS Investments in the future.

FS Investments is controlled by the Company’s chairman, president and chief executive officer, Michael C. Forman, and its vice-chairman, David J. Adelman. There can be no assurance that the expense reimbursement agreement will remain in effect or that FS Investments will reimburse any portion of the Company’s expenses in future quarters.

FS Benefit Trust

FS Benefit Trust, or FS Trust, was formed as a Delaware statutory trust for the purpose of awarding equity incentive compensation to employees of FS Investments and its affiliates. During the year ended December 31, 2016, FS Trust purchased $203, of the Company’s Shares at a purchase price of $8.10 per share, which price is equal to the institutional offering price in effect on the date of purchase. During the year ended December 31, 2015, FS Trust purchased $231 of the Company’s Shares at a purchase price of $8.96 per Share which price is equal to 90% of the offering price in effect on the purchase date.

Capital Contributions by FSIC III Advisor and GDFM

In October 2013, pursuant to a private placement, Michael C. Forman and David J. Adelman, the principals of FSIC III Advisor, contributed an aggregate of $200, which was used in its entirety to purchase 22,222 Shares at $9.00 per Share, which represented the initial public offering price of $10.00 per Share, excluding selling commissions and dealer manager fees. The principals will not tender these Shares for repurchase as long as FSIC III Advisor remains the Company’s investment adviser.

In April 2014, pursuant to a private placement, Messrs. Forman (through an affiliated entity) and Adelman purchased 111,111 additional Shares at $9.00 per Share, which represented the initial public offering price of $10.00 per Share, excluding selling commissions and dealer manager fees. The principals will not tender these Shares for repurchase as long as FSIC III Advisor remains the Company’s investment adviser. In connection with the same private placement, certain members of the Board and other individuals and entities affiliated with FSIC III Advisor purchased 640,194 Shares, and certain individuals and entities affiliated with GDFM purchased 558,334 Shares, in each case at a price of $9.00 per Share, which represented the initial public offering price of $10.00 per Share, excluding selling commissions and dealer manager fees. In connection with the private placement, the Company sold an aggregate of 1,309,639 Shares for aggregate proceeds of $11,787 upon satisfying the minimum offering requirement on April 2, 2014. As of February 28, 2017, the Company has issued an aggregate of 2,036,018 Shares for aggregate proceeds of $18,116 to members of the Board and other individuals and entities affiliated with FSIC III Advisor and GDFM, including Shares sold to Messrs. Forman and Adelman in October 2013 and Shares sold in the private placement completed in April 2014.

Exemptive Relief

As a BDC, the Company is subject to certain regulatory restrictions in making its investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. In an order dated June 4, 2013, the SEC granted exemptive relief to affiliates of the Company, upon which the Company may rely, and which permits the Company, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of FSIC III Advisor, including FS Investment Corporation, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation IV and any future BDCs that are advised by FSIC III Advisor or its affiliated investment advisers, or collectively the Company’s co-investment affiliates. The Company believes this relief has and may continue to enhance its ability to further its investment objectives and strategies. The Company believes this relief may also increase favorable investment opportunities for it, in part, by allowing the Company to participate in larger investments, together with its co-investment affiliates, than would be available to the Company if such relief had not been obtained. Because the Company’s affiliates did not seek exemptive relief to engage in co-investment transactions with GDFM and its affiliates, the Company is permitted to co-invest with GDFM and its affiliates only in accordance with existing regulatory guidance (e.g. where price is the only negotiated term).

Potential Conflicts of Interest

FSIC III Advisor’s senior management team is comprised of substantially the same personnel as the senior management teams of the investment advisers to certain other BDCs and closed-end management investment companies in the Fund Complex. As a result, such personnel provide investment advisory services to certain others funds in the Fund Complex and such personnel may serve in similar or other capacities for the investment advisers to future investment vehicles affiliated with FS Investments. While none of the investment advisers are currently making private corporate debt investments for clients other than the funds in the Fund Complex, any, or all, may do so in the future. In the event that FSIC III Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FSIC III Advisor or its management team. In addition, even in the absence of FSIC III Advisor retaining additional clients, it is possible that some investment opportunities may be provided to the other funds in the Fund Complex rather than to the Company.

Other Related Party Transactions

For the 2014, 2015 and 2016 calendar years, FS Investments has obtained health insurance through Independence Blue Cross for the benefit of its employees and other service providers, including employees and services providers who provide services to funds sponsored by FS Investments, including the Company. Pursuant to the investment advisory and administrative services agreement, the Company reimburses FSIC III Advisor for certain costs of administrative personnel who render services to the Company, subject to the terms and conditions of the investment advisory and administrative services agreement. The aggregate premiums and other expenses associated with such health insurance were approximately $1.6 million for the 2014 calendar year, $2.1 million for the 2015 calendar year and $2.2 million for the 2016 calendar year, a portion of which, in each case, was reimbursed by the Company. FS Investments expects that the aggregate premiums and other expenses associated with such health insurance will be approximately $1.5 million for the 2017 calendar year, a portion of which the Company expects will be reimbursed by the Company. Daniel J. Hilferty III, one of the Company’s directors, serves as the president and chief executive officer of Independence Blue Cross.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP, 751 Arbor Way, Suite 200, Blue Bell, Pennsylvania 19422, has been appointed by the Board to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. RSM US LLP (formerly McGladrey LLP) acted as the Company’s independent registered public accounting firm for the period from June 7, 2013 (Inception) to December 31, 2013 and for the fiscal years ended December 31, 2014, 2015 and 2016. The Company knows of no direct financial or material indirect financial interest of RSM US LLP in the Company. A representative of RSM US LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of RSM US LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint RSM US LLP as the Company’s independent registered public accounting firm for the succeeding fiscal year.

Fees

Set forth in the table below are audit fees, audit-related fees, tax fees and all other fees billed to the Company by RSM US LLP (formerly McGladrey LLP through October 25, 2015) for professional services performed for the Company’s fiscal years ended December 31, 2016 and 2015:

Fiscal Year	Audit Fees	Audit-Related Fees(1)	Tax Fees	All Other Fees(2)
2016	$372,500	$39,325	—	$31,325
2015	$312,500	$100,935	—	—

(1)	“Audit-Related Fees” are those fees billed to the Company by RSM US LLP for services provided by RSM US LLP or fees billed for expenses relating to the review by RSM US LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
(2)	“All Other Fees” are those fees, if any, billed to the Company by RSM US LLP in connection with permitted non-audit services.

Pre-Approval Policies and Procedures

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company’s independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for FSIC III Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by RSM US LLP to management. All of the audit and permitted non-audit services described above for which RSM US LLP billed the Company for the fiscal years ended December 31, 2016 and 2015 were pre-approved by the Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and RSM US LLP, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2016. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with RSM US LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by RSM US LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by RSM US LLP in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by RSM US LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM US LLP’s communications with the Audit Committee concerning independence, and has discussed with RSM US LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to RSM US LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting RSM US LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. The Audit Committee also recommended the appointment of RSM US LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

Audit Committee Members:

Brian R. Ford, Chairman

Robert N.C. Nix, III

Peter G. Stanley

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Amended and Restated Bylaws require the Company to hold an annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company’s outstanding Shares entitled to vote. Any stockholder that wishes to submit a proposal for consideration at a subsequent meeting of the stockholders should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to stockholders must comply with Rule 14a-8 promulgated under the Exchange Act and must be received by the Company in accordance with the Company’s Amended and Restated Bylaws and any other applicable law, rule, or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Pursuant to the Company’s Amended and Restated Bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company’s principal executive office before January 28, 2018 but not before December 29, 2017. The timely submission of a proposal does not guarantee its inclusion.

Any stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received by the Company on or before December 29, 2017. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Investment Corporation III, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER

MANAGER AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser, dealer manager and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	DEALER MANAGER	SUB-ADMINISTRATOR
FSIC III Advisor, LLC 201 Rouse Boulevard Philadelphia, PA 19112	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue New York, NY 10154	FS Investment Solutions, LLC 201 Rouse Boulevard Philadelphia, PA 19112	State Street Bank and Trust Company One Lincoln Street Mailstop SUM 0703 Boston, MA 02111

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FS INVESTMENT CORPORATION III 201 ROUSE BOULEVARD PHILADELPHIA, PA 19112	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
GENERAL QUESTIONS
1-855-486-7904
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FS INVESTMENT CORPORATION III					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors				☐	☐	☐
	Nominees:

	01.	David J. Adelman	06.	Michael J. Heller
	02.	James W. Brown	07.	Daniel J. Hilferty, III
	03.	Brian R. Ford	08.	Steven D. Irwin
	04.	Michael C. Forman	09.	Robert N.C. Nix, III
	05.	Jeffrey K. Harrow	10.	Peter G. Stanley

The Board of Directors recommends you vote FOR the following proposal:									For	Against	Abstain

2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

FS INVESTMENT CORPORATION III

Annual Meeting of Stockholders

June 14, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of FS Investment Corporation III, a Maryland corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Wednesday, June 14, 2017, at the offices of the Company located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned. The proxy statement and the accompanying materials or a Notice of Internet Availability of Proxy Materials are being mailed on or about April 28, 2017 to stockholders of record as of April 20, 2017 and are available at www.proxyvote.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted (1) FOR the proposal to elect each of the director nominees listed in proposal 1 and (2) FOR the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side